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                               THE OAK PARK PARTNERSHIP

                     STATEMENTS OF REVENUES AND CERTAIN EXPENSES

                                 FOR THE YEARS ENDED
                           DECEMBER 31, 1996, 1995 AND 1994

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                                                        THE OAK PARK PARTNERSHIP
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TABLE OF CONTENTS
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INDEPENDENT AUDITORS' REPORT ...........................................       3
STATEMENTS OF REVENUES AND CERTAIN EXPENSES.............................       4
NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES....................     5-7

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                                     [LETTERHEAD]


                             INDEPENDENT AUDITORS' REPORT
    To the Partners of
    The Oak Park Partnership

    We have audited the accompanying statements of revenues and certain expenses of THE OAK PARK PARTNERSHIP (an Illinois Limited Partnership), as defined in Note 1, for the years ended December 31, 1996, 1995 and 1994. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on the statements of revenues and certain expenses based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    The accompanying statements of revenues and certain expenses were prepared in compliance with the rules and regulations of the Securities and Exchange Commission and, as described in Note 1, are not intended to be a complete presentation of THE OAK PARK PARTNERSHIP'S revenues and expenses.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the revenues and certain expenses of THE OAK PARK PARTNERSHIP, as described in Note 1, for the years ended December 31, 1996, 1995 and 1994, in conformity with generally accepted accounting principles.


                                       /s/ WARADY & DAVIS LLP


    December 11, 1997

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                                                       THE OAK PARK PARTNERSHIP
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STATEMENTS OF REVENUES AND CERTAIN EXPENSES (NOTE 1)





                                              (Unaudited)
                                             For the Nine             (Audited)                (Audited)              (Audited)
                                             Months Ended    For the Year Ended       For the Year Ended     For the Year Ended
                                       September 30, 1997     December 31, 1996        December 31, 1995      December 31, 1994
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

REVENUES
   Rental Income                           $    2,594,100        $    3,358,978           $    3,257,261        $   3,229,196
   Less Vacancy Losses                            116,409               212,113                  150,864              140,693
                                          ----------------      ----------------         ----------------      ---------------
                                                2,477,691             3,146,865                3,106,397            3,088,503
   Other Income                                    82,308               107,560                  158,195              109,300
                                          ----------------      ----------------         ----------------      ---------------
                                                2,559,999             3,254,425                3,264,592            3,197,803
                                          ----------------      ----------------         ----------------      ---------------



Expenses
   Administrative Expenses                        282,690               371,479                  431,254              545,776
   Utilities Expense                              127,779               147,084                  134,461              119,896
   Operating and Maintenance                      397,021               445,017                  340,166              307,522
   Taxes and Insurance                            434,199               555,695                  599,742              490,912
   Financial Expenses                             830,896             1,120,000                1,120,000            1,120,000
                                          ----------------      ----------------         ----------------      ---------------
                                                2,072,085             2,639,275                2,625,623            2,584,106
                                          ----------------      ----------------         ----------------      ---------------

REVENUES IN EXCESS
  OF CERTAIN EXPENSES                      $      487,414        $      615,150           $      638,969        $     613,697
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

See accompanying notes to Statements of Revenues and Certain Expenses.


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                                                       THE OAK PARK PARTNERSHIP
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NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES

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NOTE 1--ORGANIZATION AND BASIS OF PRESENTATION

ORGANIZATION

The accompanying statements of revenues and certain expenses (the Statements) include the operations of a 234-unit multifamily apartment community and 8,335 square feet of commercial rental property owned by The Oak Park Partnership.

During 1997, Apartment Investment and Management Company (AIMCO) acquired all of the general partners interest representing 2.0% and 83.17% of the limited partners interests for total ownership in the partnership of 85.17%. Due to these acquisitions and pursuant to generally accepted accounting principles, AIMCO will have to include in its financial statements the financial position, results of operations and cash flows of the Partnership.

BASIS OF PRESENTATION

The accompanying statements were prepared to comply with the rules and regulations of the Securities and Exchange Commission (the SEC).

The accompanying statements are not representative of the actual operations for the periods presented as certain revenues and expenses have been excluded that may not be comparable to the revenues and expenses expected to be incurred by the Operating Partnership in the proposed future operations of The Oak Park Partnership. Revenues excluded consists of interest income. Expenses excluded consist of depreciation, amortization, interest on non-assumed debt and other costs not directly related to the expected future operations of The Oak Park Partnership.

INTERIM UNAUDITED STATEMENT OF REVENUES AND CERTAIN EXPENSES

The statement of revenues and certain expenses for the nine months ended September 30, 1997 is unaudited. However, in the opinion of management, all adjustments necessary for the fair presentation of the statement of revenues and certain expenses for such interim period have been included. The results for the nine months ended September 30, 1997 are not necessarily indicative of the results to be obtained for the year ending December 31, 1997.

INCOME RECOGNITION

The multifamily apartments have operating leases with terms generally of one year or less. Commercial space also has operating leases with terms which range from two to four years. Rental income is recognized when earned.

ESTIMATES

The preparation of a financial statement in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. The ultimate results could differ from those estimates.




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                                                       THE OAK PARK PARTNERSHIP
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NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES

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NOTE 2--RELATED PARTY TRANSACTIONS

Pursuant to a management agreement, the property is managed by NHP Management Company, an affiliate of AIMCO. The Partnership pays management fees at the rate of 3.25% of gross rental collections.

NOTE 3--SIGNIFICANT TRANSACTIONS

On July 16, 1996 the Partnership refinanced its Mortgage Note Payable and Note Payable to the Village of Oak Park. These transactions are described below:

MORTGAGE NOTE PAYABLE

During 1996, NHP successfully renegotiated with the bondholders and the Village of Oak Park to enter into an agreement which allowed the Partnership to extinguish bond indebtedness of $15,990,000, related collateralized credit instrument and restructure the Village of Oak Park note payable obligation (see below). The renegotiations resulted in a discount to the partnership in excess of $2,970,000 on its third party debt obligations. Such discount is not reflected in the Statements.

On July 16, 1996, the Partnership refinanced these obligations with a new $15,700,000 Multifamily Housing Reverance Refunding Bond Obligation issued by the Village of Oak Park. The bonds in the amount of $15,700,000 were used to fund a first mortgage loan to the Partnership and simultaneously, the mortgage loan was assigned to the Federal National Mortgage Association in exchange for a Guaranteed Mortgage Pass-through Certificate.

The first mortgage note bears interest at the rate of 6.81% per annum and the monthly principal and interest payment is $100,373. The term of the loan is 30 years and matures on August 1, 2026. During the first ten years, the note may be prepaid by payment of a prepayment premium in the first year of 6.83% of the note balance and annually declines to .80% in the tenth year. No prepayment premium is due after the tenth year through the maturity date.

The Partnership is required to remarket the bonds after ten years and before September 1, 2006 ("remarketing date"). Upon remarketing the underlying bonds, the Partnership shall pay interest on the mortgage note payable equal to the Remarketing Rate plus .85% and an additional amount sufficient to pay any unpaid remarketing costs (expressed as a percentage), if any. If the bonds are not remarketed the new interest rate shall be 12% per annum plus
 .85% and an additional amount sufficient to pay any unpaid costs (expressed as a percentage), if any. Monthly payment of principal and interest will be adjusted the month after the remarketing date to an amount which will amortize the remaining principal balance over the balance of the loan term at the interest rate then in effect on the note.

The first mortgage loan is nonrecourse and is collateralized by a first mortgage on the real estate, improvements and personal property. The Partnership is also required to make monthly payments into a real estate tax escrow, insurance escrow and replacement reserve escrow of $47,151, $1,708, and $2,925, respectively.


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                                                       THE OAK PARK PARTNERSHIP
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NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES

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MORTGAGE NOTE PAYABLE (Continued)

As of December 31, 1996, the balance of the first mortgage loan is $15,648,970.

Scheduled principal payments for the next five years are approximately as follows:

                1997..........................   $175,700
                1998..........................    187,600
                1999..........................    200,400
                2000..........................    214,100
                2001..........................    228,700

NOTES PAYABLE - VILLAGE OF OAK PARK

The Partnership originally issued a note payable to the Village of Oak Park for the purchase of the land for the Project in the amount of $889,000. As of December 31, 1995 the amount due on the note was $889,000 plus accrued interest of approximately $799,000. As described in Note 5, the Partnership refinanced the property on July 16, 1996. The Village of Oak Park received $625,000 and reduced the amount due on the note for principal and interest to $264,000.

The balance accrues interest at 8% per annum and
 is due in installments of $132,000 on July 1, 1997 and 1998.........   $264,000
                                                                        --------
                                                                        --------

ADVANCES FROM PARTNER

Advances from NHP consist of the following:

                      Date                    Interest
Partner               Incurred                Rate                  Amount
---------------       ---------------         -------------         -----------
NHP                   1989-1990               Prime + 2%            $557,899

In 1996, proceeds from the refinancing of $210,814 was used to repay advances from partners.

The financial expenses have been adjusted to $1,120,000 to reflect interest expense that would have been incurred under the terms of the refinanced Mortgage Note, Note Payable - Village of Oak Park and Advances from Partners, if such notes were in effect for the 1994, 1995 and 1996 calendar years.







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